Exhibit (b)(4)(b)(l)

PAYMENT RATE TABLES

Monthly Income Payments Per $1000 Benefits

Guaranteed Fixed Payment or First Payment Under Variable Payment Plan

LIFE INCOME PLAN (OPTION C)

SINGLE LIFE MONTHLY PAYMENTS

	CHOSEN PERIOD (YEARS)			FEMALE ADJUSTED AGE*	CHOSEN PERIOD (YEARS)
MALE ADJUSTED AGE*	ZERO	10	20		ZERO	10	20
55	$4.41	$4.36	$4.23	55	$4.04	$4.02	$3.96
56	4.49	4.44	4.29	56	4.10	4.08	4.01
57	4.58	4.52	4.35	57	4.17	4.14	4.07
58	4.67	4.60	4.41	58	4.24	4.21	4.12
59	4.77	4.69	4.47	59	4.31	4.28	4.18
60	4.87	4.79	4.54	60	4.39	4.36	4.24
61	4.98	4.89	4.60	61	4.48	4.44	4.31
62	5.10	4.99	4.67	62	4.57	4.52	4.37
63	5.23	5.11	4.74	63	4.66	4.61	4.44
64	5.36	5.22	4.81	64	4.77	4.71	4.51
65	5.51	5.35	4.87	65	4.88	4.81	4.58
66	5.67	5.47	4.94	66	5.00	4.92	4.66
67	5.84	5.61	5.00	67	5.12	5.03	4.73
68	6.02	5.75	5.07	68	5.26	5.15	4.80
69	6.21	5.89	5.13	69	5.41	5.28	4.88
70	6.41	6.05	5.19	70	5.57	5.42	4.95
71	6.63	6.20	5.25	71	5.74	5.56	5.02
72	6.86	6.36	5.30	72	5.93	5.71	5.09
73	7.11	6.53	5.35	73	6.13	5.87	5.16
74	7.37	6.70	5.39	74	6.34	6.04	5.23
75	7.65	6.87	5.44	75	6.58	6.22	5.29
76	7.96	7.05	5.47	76	6.83	6.40	5.34
77	8.28	7.23	5.51	77	7.11	6.59	5.39
78	8.63	7.40	5.54	78	7.40	6.78	5.44
79	9.01	7.58	5.56	79	7.72	6.98	5.48
80	9.41	7.76	5.59	80	8.07	7.18	5.52
81	9.84	7.93	5.61	81	8.45	7.38	5.55
82	10.30	8.10	5.62	82	8.86	7.58	5.58
83	10.79	8.27	5.63	83	9.30	7.78	5.60
84	11.31	8.42	5.64	84	9.78	7.98	5.62
85 and over	11.87	8.57	5.65	85 and over	10.30	8.16	5.63

LIFE INCOME PLAN (OPTION E)

JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)

	FEMALE ADJUSTED AGE*
MALE ADJUSTED AGE*	55	60	65	70	75	80	85 and over
55	$3.75	$3.89	$4.02	$4.14	$4.23	$4.29	$4.33
60	3.83	4.02	4.21	4.39	4.54	4.65	4.73
65	3.90	4.13	4.39	4.65	4.89	5.09	5.22
70	3.94	4.22	4.54	4.89	5.26	5.58	5.81
75	3.98	4.28	4.65	5.10	5.59	6.07	6.45
80	4.00	4.32	4.73	5.24	5.86	6.51	7.07
85 and over	4.01	4.34	4.77	5.34	6.04	6.84	7.58

*	See Section 11.9

The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.58.

Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table a with Projection Scale G.

RR. V. B. MSNST. (0803)